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EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-80159) and on Forms S-8 (No. 33-36256, 33-38534, 33-42268, 33-45012, 333-12561, 333-62475) of Pentair, Inc. of our
report dated May 12, 1999, except for Note 12 as to which the date is August 13, 1999, relating to the consolidated financial statements of Falcon Manufacturing, Inc. and Subsidiary, which appears in the Current Report on Form 8-K of Pentair, Inc. dated August 10, 1999.

PricewaterhouseCoopers LLP

Chicago, Illinois
August 24, 1999